SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a)of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[  ]  Preliminary Proxy Statement
[x]   Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                           Greene County Bancorp, Inc.
                _______________________________________________
                (Name of Registrant as Specified In Its Charter)

                _______________________________________________
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii),14a-6(i)(1),or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
         ...................................................................

         2) Aggregate number of securities to which transaction applies:

         ......................................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         ......................................................................
         4) Proposed maximum aggregate value of transaction:
         ......................................................................


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:


2) Form, Schedule or Registration Statement No.:


3) Filing Party:


4) Date Filed: September 20, 2002

                       [GREENE COUNTY BANCORP LETTERHEAD]




September 20, 2002


Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Greene County Bancorp, Inc. (the "Company"). The Company is the holding company of The Bank of Greene County, and our common stock is traded on the Nasdaq Small Cap Market under the symbol "GCBC." The Annual Meeting will be held at the main office of the Company, located at 425 Main Street, Catskill, New York, at 5:30 p.m., New York Time, on October 23, 2002.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent accountants, will be present to respond to any questions that stockholders may have.

The Annual Meeting is being held so that stockholders may consider the election of directors and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal year 2003. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" the election of directors and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,




/s/J. Bruce Whittaker
President and Chief Executive Officer

                           Greene County Bancorp, Inc.
                                 302 Main Street
                            Catskill, New York 12414
                                 (518) 943-2600



                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On October 23, 2002



Notice is hereby given that the Annual Meeting of Stockholders of Greene County Bancorp, Inc. (the "Company") will be held at the main office of the Company, located at 425 Main Street, Catskill, New York, on October 23, 2002 at 5:30 p.m., New York Time.

         A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

         The Annual Meeting is for the purpose of considering and acting upon:

         1.       The election of two directors to the Board of Directors;

         2. The ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending June 30, 2003; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on September 13, 2002, are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at 302 Main Street, Catskill, New York, for a period of ten days prior to the Annual Meeting and will also be available for inspection at the meeting itself.

     EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                       By Order of the Board of Directors



                                                     /s/Bruce P. Egger
                                                        Secretary
September 20, 2002

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT

                           Greene County Bancorp, Inc.
                                 302 Main Street
                            Catskill, New York 12414
                                 (518) 943-2600


                         ANNUAL MEETING OF STOCKHOLDERS
                                October 23, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Greene County Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at the main office of the Company, located at 425 Main Street, Catskill, New York, on October 23, 2002, at 5:30 p.m., New York Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about September 20, 2002.

________________________________________________________________________________
                              REVOCATION OF PROXIES
________________________________________________________________________________


     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

     A proxy may be revoked at any time prior to its exercise by sending written notice of revocation to the Secretary of the Company at the address shown above, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

________________________________________________________________________________
                 VOTING PROCEDURES AND METHODS OF COUNTING VOTES
________________________________________________________________________________

     Holders of record of the Company's common stock, par value $0.10 per share, as of the close of business on September 13, 2002 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 2,024,835 shares of common stock issued and outstanding (exclusive of Treasury shares), 1,152,316 of which were held by Greene County Bancorp, M.H.C. (the "Mutual Holding Company"), and 872,519 of which were held by stockholders other than the Mutual Holding Company ("Minority Stockholders"). The presence in person or by proxy of a majority of the total number of shares of common stock outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR the election of the two nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

     As to the ratification of PricewaterhouseCoopers LLP as the Company's independent accountants, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on the ratification. The ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes or proxies marked ABSTAIN.

     Management of the Company anticipates that the Mutual Holding Company, the majority stockholder of the Company, will vote all of its shares in favor of all the matters set forth above. If the Mutual Holding Company votes all of its shares in favor of each proposal, the approval of each proposed would be assured.

     Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Board of Directors of the Company.

________________________________________________________________________________
                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
________________________________________________________________________________

     Persons and groups who beneficially own in excess of 5% of the common stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than 5% of the Company's outstanding shares of common stock, and all directors and executive officers of the Company as a group.

                                                            Amount of Shares
                                                             Owned and Nature                   Percent of Shares
         Name and Address of                                  of Beneficial                      of Common Stock
          Beneficial Owners                                    Ownership (1)                      Outstanding

Principal Stockholders:

Greene County Bancorp, M.H.C.                                  1,152,316                           56.9%
302 Main Street
Catskill, New York 12414

Greene County Bancorp, M.H.C. (2)                              1,317,615                           65.1%
and all Directors and Executive Officers
as a group (10 persons)
----------------------------------------

     (1) For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose of or direct the disposition of shares. The table includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.
     (2) With the exception of David H. Jenkins, DVM, the Company's executive officers and directors are also executive officers and trustees of Greene County Bancorp, M.H.C. Excluding shares held by Greene County Bancorp, M.H.C., the Company's executive officers and directors owned an aggregate of 165,299 shares, or 8.2% of the outstanding shares.



________________________________________________________________________________
                        PROPOSAL 1--ELECTION OF DIRECTORS
________________________________________________________________________________


     The Company's Board of Directors currently consists of seven members. The Company's Bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period and until their respective successors have been elected. Two Directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors have been elected. The Board of Directors has nominated to serve as Directors Dennis R. O'Grady and Martin C. Smith, each of whom is currently a member of the Board of Directors.

     The table below sets forth certain information as of September 13, 2002 regarding the composition of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees would be unable to serve if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

                                                                                           Shares of
                                                                                         Common Stock
                                                                                         Beneficially
                                      Positions           Director     Current Term        Owned on        Percent
     Name (1)         Age(4)            Held              Since (2)      to Expire      Record Date (3)   of Class
    ________          _____          __________           _________    ____________     _______________   _________

                                                      NOMINEES
Dennis R. O'Grady       62            Director              1981           2002              24,680 (5)      1.2%
Martin C. Smith         57            Director              1993           2002              27,354 (5)      1.4%

                                            DIRECTORS CONTINUING IN OFFICE
J. Bruce Whittaker      59     Director, President and      1987           2003              33,329 (6),(7)  1.7%
                               Chief Executive Officer
Raphael Klein           75            Director              1986           2003              25,580 (5)      1.3%
Walter H. Ingalls       71      Chairman of the Board       1966           2004               4,330 (5)      0.2%
Paul Slutzky            54            Director              1992           2004              15,550 (5)      0.8%
David H. Jenkins, DVM   50            Director              1996           2004              15,727 (5)      0.8%

All directors and                                                                           165,279 (7)      8.2%
executive officers
as a group (10 persons)


(1)      The mailing address for each person listed is 302 Main Street,
         Catskill, New York 12414. With the exception of David H. Jenkins, DVM, each of the persons listed is also a trustee of Greene County Bancorp,
         M.H.C., which owns the majority of the Company's issued and outstanding shares of common stock.
(2)      Reflects initial appointment to the Board of Trustees of the mutual predecessor to The Bank of Greene County.
(3)      See definition of "beneficial ownership" in the table "Security Ownership of Certain Beneficial Owners."
(4)      As of June 30, 2002.
(5)      Includes 960 shares granted under the Recognition and Retention Plan which are subject to future vesting, but as to which voting currently may be directed. Also includes 1,080 shares subject to options granted to Messrs. Ingalls and Slutzky and 540 shares subject to options granted to Mr. Klein, which are currently exercisable.
(6)      Includes 7,240 shares subject to options which are currently exercisable and 10,800 shares granted under the Recognition and
         Retention Plan which are subject to future vesting, but as to which voting currently may be directed.
(7)      Includes 6,638 shares of common stock allocated to the accounts of executive officers under the ESOP and excludes the remaining 73,408 shares of common stock, or 8.6% of the shares of common stock outstanding, owned by the ESOP for the benefit of employees of the
         Bank. Under the terms of the ESOP, shares of common stock allocated to the accounts of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares, unless its fiduciary duties require otherwise.

     The principal occupation during the past five years of each director and executive officer of the Company is set forth below. All such persons have held their present positions for five years unless otherwise stated.

     J. Bruce Whittaker is President and Chief Executive Officer of the Company, and has served in that position since its formation in 1998. He is also President and Chief Executive Officer of The Bank of Greene County (the "Bank"), and has served in that position since 1987. Mr. Whittaker has been affiliated with the Bank in various capacities since 1972. Mr. Whittaker was appointed to the Board of Trustees of the Bank in 1987.

     Walter H. Ingalls is the Chairman of the Board. Mr. Ingalls is retired. Prior to his retirement, Mr. Ingalls was the President of the GNH Lumber Co., a lumber company located in Norton Hill, New York.

     Raphael Klein is retired. Prior to his retirement, he was the co-owner of Klein Theaters, a movie theater chain in Hudson, New York.

     Paul Slutzky is the General Manager of I. & O. A. Slutzky Constr. Co., a construction company located in Hunter, New York.

     David H. Jenkins, DVM is a veterinarian and the owner of Catskill Animal Hospital, Catskill, New York.

     Dennis R. O'Grady is a pharmacist and the former co-owner of Mikhitarian Pharmacy located in Catskill, New York.

     Martin C. Smith is currently consultant to Main Bros. Oil Co., Inc., and is the former owner of R.E. Smith Fuel Company, which was purchased by Main Bros. Oil Co., Inc., located in Albany, New York.

     EXECUTIVE OFFICERS OF THE COMPANY WHO ARE NOT DIRECTORS

     Bruce P. Egger is Senior Vice President and Secretary of the Company, and has served in that position since its formation in 1998. Mr. Egger also serves as Senior Vice President and Secretary of the Bank, and has been affiliated with the Bank in various capacities since 1977. Prior to that time, Mr. Egger worked in the retail trade.

     Michelle M. Plummer, CPA has served as Chief Financial Officer of the Company and the Bank since May 1999 and Chief Financial Officer and Treasurer since January 2002. Prior to that time, Ms. Plummer held positions as a Senior Accountant with KPMG LLP and as a Bank Examiner with the Federal Reserve Bank of New York.

     Stephen E. Nelson was promoted to Senior Vice President of the Company in 2001 and has served in various capacities with the Bank since 1988.

OWNERSHIP REPORTS BY OFFICERS AND DIRECTORS

     The common  stock of the  Company is  registered  with the SEC  pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Company's common stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock. SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-KSB of the failure of an officer, director or 10% beneficial owner of the Company's common stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company's review of such ownership reports, the Company believes that no officer, director or 10% beneficial owner of the Company failed to timely file such ownership reports for the fiscal year ended June 30, 2002.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The business of the Board of Directors is conducted through meetings and activities of the Board and its committees. During the year ended June 30, 2002, the Board of Directors held 12 regular and special meetings. During the year ended June 30, 2002, no director attended fewer than 75% percent of the total meetings of the Board of Directors and committees on which such director served.

     The Executive Committee currently consists of the following five directors of the Company: Messrs. Ingalls, Klein, Slutzky, Whittaker and Smith. The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of the Company, subject at all times to the direction of the Board of Directors. The Executive Committee also serves as the Nominating Committee for the purpose of identifying, evaluating and recommending potential candidates for election to the Board. The Executive Committee did not meet during the year ended June 30, 2002.

     The Audit Committee currently consists of the following three non-employee directors of the Company: Messrs. Ingalls, Jenkins and O'Grady. The Audit
Committee meets at least quarterly to examine and approve the audit report prepared by the independent accountants of the Bank and the Company, to review and recommend the independent accountants to be engaged by the Company, to review the internal audit function and internal audit controls of the Company, and to review and approve audit policies. The Audit Committee met five times in the year ended June 30, 2002. The Board of Directors has adopted a written charter for the Audit Committee.

AUDIT COMMITTEE REPORT

     The Audit Committee has prepared the following report for inclusion in this Proxy Statement:

     As part of its ongoing activities, the Audit Committee has:

          o Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended June 30, 2002;

          o Discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

          o Received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountants their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002.

     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     This report has been provided by the Audit Committee:

                                            Walter H. Ingalls
                                            David H. Jenkins, DVM
                                            Dennis R. O'Grady

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The full Board of Directors of the Company determines the salaries to be paid each year to the officers of the Company. J. Bruce Whittaker is a director of the Company and the President and Chief Executive Officer of the Company and the Bank. Mr. Whittaker does not participate in the Board of Directors' determination of compensation for the President and Chief Executive Officer.

DIRECTORS' COMPENSATION

         Directors of The Bank of Greene County (other than the Chairman) receive an annual retainer of $7,200 and a fee of $600 per Board and $500 per Committee meeting. The Chairman receives an annual retainer of $10,200 and a fee of $600 per Board and $500 per Committee meeting. No separate compensation is currently paid to directors for service on the Board of Directors or Board Committees of the Company. Directors of the Bank and the Company who are also employees of the Bank and the Company are not entitled to receive Board fees. For the year ended June 30, 2002, the Bank paid a total of $89,200 in director fees.

     Directors are eligible to participate in the 2000 Stock Option Plan and the 2000 Recognition and Retention Plan. On March 28, 2000, each outside director was granted a non-qualified stock option to purchase 2,700 shares of common stock. These options are scheduled to vest at the rate of 20% per year over a five-year period and will become immediately exercisable upon the director's death, disability, normal retirement, or following a change in control of the Company or the Bank. The options must be exercised within 10 years from the date of grant, and the exercise price of the options must be at least 100% of the fair market value of the underlying common stock at the date of grant. Similarly, on March 28, 2000, restricted stock awards were granted to each director with respect to 1,600 shares of common stock. These awards are also scheduled to vest in 20% increments over a five-year period beginning on March 28, 2000, with accelerated vesting to occur in the event of the director's death, disability, normal retirement, or following a change in control of the Company or the Bank.

EXECUTIVE COMPENSATION

     The following table sets forth for the years ended June 30, 2002, 2001 and 2000, certain information as to the total remuneration paid by the Company to Mr. Whittaker, the Company's President and Chief Executive Officer. No other officer of the Company received cash compensation exceeding $100,000 during the year ended June 30, 2002.

________________________________________________________________________________

                           SUMMARY COMPENSATION TABLE
________________________________________________________________________________

                      Fiscal
                      Years
                      Ended
 Name and Principal   June                                                  Long-Term Compensation
      Position          30,             Annual Compensation(1)                      Awards
--------------------- --------   ----------------------------------         ---------------------


                                                                     Restricted
                                                    Other Annual       Stock                                All Other
                                Salary     Bonus    Compensation      Award(s)    Options/SARs                 Compensation
                                  ($)       ($)          ($)           ($)(3)      (#)(4)    Payouts            $(2)
--------------------- -------- ---------- -------- ---------------- ------------- --------- ---------- -------------------
J. Bruce Whittaker,
President and Chief   2002      172,500     --           --             --          --         --           5,200
Executive Officer     2001      153,750     --           --             --          --         --           4,600
                      2000      141,000     --           --            86,625      18,000      --           4,400

--------------------- -------- ---------- -------- ---------------- ------------- --------- ---------- -----------------

(1) The Bank also provides each qualifying employee, including Mr. Whittaker, life insurance equal to twice the employee's salary. The aggregate value of this benefit to Mr. Whittaker did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officer. The maximum benefit to be received is $200,000.
(2) Consists of the Bank's contribution to the Bank's 401(k) Plan and to the ESOP on behalf of Mr. Whittaker.
(3) The aggregate number of restricted shares held by Mr. Whittaker at June 30, 2002 was 11,000 and the value of such shares at such date was $200,420. Holders of restricted shares receive any dividends declared on such shares, whether vested on not. The restricted shares vest in equal installments at a rate of 20% per year from the date of grant.
(4) The options held by Mr. Whittaker vest in equal installments at the rate of 20% per year from the date of grant. The exercise price of such options is $7.875 (the fair market value of the underlying shares on the date of grant).


BENEFITS

     EMPLOYMENT AGREEMENT. The Bank has entered into an employment agreement with its President and Chief Executive Officer, J. Bruce Whittaker. The agreement has a term of 36 months. On each anniversary date, the agreement may be extended for an additional twelve months, so that the remaining term will be 36 months. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. Under the agreement, the current Base Salary for Mr. Whittaker (as defined in the agreement) is $185,000. The Base Salary may be increased but not decreased. In addition to the Base Salary, the agreement provides for, among other things, participation in retirement plans and other employee and fringe benefits applicable to executive personnel. In addition to the above, the Bank will provide Mr. Whittaker and his dependents with continuing health care coverage upon Mr. Whittaker's retirement or other termination of employment after attainment of age 55 with 25 years of service, in substantially the same amount as provided to Mr. Whittaker and his dependents prior to the termination of his employment. Such coverage, which will survive the termination or expiration of the agreement, will cease upon Mr. Whittaker's attainment of age 65. The agreement provides for termination by the Bank for cause at any time. In the event the Bank terminates the executive's employment for reasons other than disability, retirement, or for cause, or in the event of the executive's resignation from the Bank (such resignation to occur within the period or periods set forth in the employment agreement) upon (i) failure to re-elect the executive to his current offices, (ii) a material change in the executive's functions, duties or responsibilities, or relocation of his principal place of employment by more than 30 miles, (iii) liquidation or dissolution of the Bank or the Company, (iv) a breach of the agreement by the Bank, or (v) following a change in control of the Bank or the Company, the executive, or in the event of death, his beneficiary, would be entitled to severance pay in an amount equal to three times the highest Base Salary and the highest bonus paid during any of the last three years. Mr. Whittaker would receive an aggregate of $565,000 pursuant to his employment agreement upon a change in control of the Bank or the Company, based upon his current level of compensation. The Bank would also continue the executive's life, dental and disability coverage for 36 months from the date of termination, and would continue his health coverage until Mr. Whittaker attains age 65 (as discussed above). In the event the payments to the executive would include an "excess parachute payment" as defined by Code Section 280G (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

     Under the agreement, the executive's employment may be terminated upon his retirement in accordance with any retirement policy established on behalf of the executive and with his consent. Upon the executive's retirement, he will be entitled to all benefits available to him under any retirement or other benefit plan maintained by the Bank. In the event of the executive's disability for a period of six months, the Bank may terminate the agreement provided that the Bank will be obligated to pay him his Base Salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by the Bank. In the event of the executive's death, the Bank will pay his Base Salary to his named beneficiaries for one year following his death, and will also continue medical, dental, and other benefits to his family for one year. The employment agreement provides that, following his termination of employment, the executive will not compete with the Bank for a period of one year.

     DEFINED CONTRIBUTION PLAN. The Bank has adopted The Bank of Greene County Employees' Savings & Profit Sharing Plan and Trust (the "Plan") in order to permit the investment of Plan assets in common stock of the Company. Employees are eligible to join the Plan on the first of the month following completion of three months of continuous employment (during which 250 hours are completed). The first year eligibility period runs from the date of hire to the anniversary of such date. If an employee does not satisfy the eligibility requirements during such period then the next eligibility period shall be the calendar year. Employees are eligible to contribute, on a pre-tax basis, up to 15% of their eligible salary, in increments of 1%. The Bank will make a matching contribution equal to 50% of a member's contributions on up to 6% of a member's compensation after one year of continuous service. In addition, the Bank may make an additional discretionary contribution allocated among members' accounts on the basis of compensation. All employee contributions and earnings thereon under the Plan are at all times fully vested. A member vests in employer matching and discretionary contributions at the rate of 20% per year beginning in the second year of employment and continuing until the member is 100% vested after six years of employment. Employees are entitled to borrow, within tax law limits, from amounts allocated to their accounts.

     Plan benefits will be paid to each member in a lump sum or in equal payments over a fixed period upon termination, disability or death. In addition, the Plan permits employees to withdraw salary reduction contributions prior to age 59-1/2 or termination in the event the employee suffers a financial hardship. In certain circumstances, the Plan permits employees to withdraw the Bank's matching contributions to their accounts. The Plan permits employees to direct the investment of their own accounts into various investment options.

     At December 31, 2001, the market value of the Plan trust fund was approximately $1.7 million. The total contribution (i.e., both the employee and Bank contributions) to the Plan for the Plan year ended December 31, 2001, was approximately $182,000.

     Defined Benefit Pension Plan. The Bank maintains the Financial Institutions Retirement Fund, which is a qualified, tax-exempt defined benefit plan (the "Retirement Plan"). All employees age 21 or older who have worked at the Bank for a period of one year in which they have 1,000 or more hours of service are eligible for membership in the Retirement Plan. Once eligible, an employee must have been credited with 1,000 or more hours of service with the Bank during the year in order to accrue benefits under the Retirement Plan. The Bank annually contributes an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act ("ERISA").

     The regular form of all retirement benefits (i.e., normal, early or disability) is a life annuity with a guaranteed term of 10 years. For a married participant, the normal form of benefit is a joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of that paid during the participant's lifetime. An optional form of benefit may be selected instead of the normal form of benefits. These optional forms include various annuity forms as well as a lump sum payment after age 55. Benefits payable upon death may be made in a lump sum, installments over 10 years, or a lifetime annuity.

     The normal retirement benefit payable at or after age 65, is an amount equal to 1.5% multiplied by years of benefit service (not to exceed 30) times average compensation based on the average of the five years providing the highest average. A reduced benefit is payable upon retirement at age 55 at or after completion of five years of service. A member is fully vested in his account upon completion of five or more years of employment or upon attaining normal retirement age.

     The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 2002, expressed in the form of a single life annuity for the average salary and benefit service classifications specified below.

      Highest Five-Year
           Average                Years of Service and Benefit Payable at Retirement(1)
                                  ____________________________________________________
        Compensation                15            20            25            30
-------------------------         ______        ______        ______         _______


           $50,000               $  11,300      $15,000      $ 18,800      $ 22,500
           $75,000                  16,900       22,500        28,100        33,800
          $100,000                  22,600       30,000        37,500        45,000
          $125,000                  28,100       37,500        46,900        56,300
          $150,000                  33,800       45,000        56,300        67,500
          $175,000                  39,400       52,500        65,600        78,800
----------------------------

(1) No additional credit is received for years of service in excess of 30; however, increases in compensation after 30 years will generally cause an increase in benefits.


     As of June 30, 2002, Mr. J. Bruce Whittaker had 30 years of credited service (i.e., benefit service), under the Retirement Plan.

     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. The Bank has established an Employee Stock Ownership Plan and Related Trust ("ESOP") for eligible employees. The ESOP is a tax-qualified plan subject to the requirements of ERISA and the Code. Persons who have been employed by the Bank for 12 months during which they worked at least 1,000 hours and who have attained age 21, are eligible to participate. The ESOP has borrowed funds from the Company and has purchased or been issued a total of 72,760 shares of common stock. An additional 7,276 shares were issued to the ESOP as a result of the 10% stock dividend effective August 1999. Accordingly, the ESOP currently owns 80,036 shares in total. The common stock held by the ESOP is collateral for the loan. The loan will be repaid principally from the Bank's contributions to the ESOP over a period of up to ten years. The interest rate for the loan is a floating rate equal to the Prime Rate as published in The Wall Street Journal from time to time. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid.

     Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan will be allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation. Benefits generally become vested after five years of credited service. Forfeitures will be reallocated among remaining participating employees in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement, disability or separation from service. The Company's contributions to the ESOP will not be fixed, so benefits payable under the ESOP cannot be estimated.

     A committee consisting of all non-employee directors administers the ESOP. The ESOP also has an unrelated corporate trustee who is appointed as a fiduciary responsible for administration of the ESOP assets and who votes the ESOP shares. The committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee generally will vote all shares of common stock held by the ESOP in accordance with the written instructions of the committee. In certain circumstances, however, the ESOP trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and unallocated shares and shares held in the suspense account in a manner calculated to most accurately reflect the instructions the ESOP trustee has received from participants regarding the allocated stock, subject to and in accordance with the fiduciary duties under ERISA owed by the ESOP trustee to the ESOP participants. Under ERISA, the Secretary of Labor is authorized to bring an action against the ESOP trustee for the failure of the ESOP trustee to comply with its fiduciary responsibilities.

     EQUITY-BASED COMPENSTAION PLANS. The Company has adopted three equity-based compensation plans: the 2000 Stock Option Plan, the 2000 Recognition and Retention Plan and the ESOP. The 2000 Stock Option Plan and the 2000 Recognition and Retention Plan have been approved by stockholders of the Company and, except for the ESOP, the Company has not implemented any equity-based compensation program that has not been approved by Company stockholders.

     Set forth below is certain information as of June 30, 2002 regarding equity-based compensation plans for directors and executive officers of the Company that have been approved by stockholders.



                                    Number of securities to be                             Number of securities
                                     issued upon exercise of      Weighted average       remaining available for
               Plan                  outstanding options and        exercise price               issuance
                                              rights                                            under plan
------------------------------------------------------------------------------------------------------------------
2000 Stock Option Plan                        90,949                      $8.50                       9
------------------------------------------------------------------------------------------------------------------

2000 Recognition and Retention Plan           45,474                        --                    2,234
------------------------------------------------------------------------------------------------------------------

Total                                        136,423                        --                    2,243
==================================================================================================================

     STOCK OPTION PLAN. The Board of Directors of the Company adopted the 2000 Stock Option Plan, which has been approved by the stockholders. Certain directors, officers and employees of the Bank and the Company are eligible to participate in the Stock Option Plan. The Stock Option Plan is administered by a committee of outside directors (the "Committee"). The Stock Option Plan authorizes the grant of stock options to purchase 90,949 shares of common stock. The Stock Option Plan provides, among other things, for the grant of options to purchase common stock intended to qualify as incentive stock options under
Section 422 of the Code, and options that do not so qualify ("nonstatutory options"). Options must be exercised within 10 years from the date of grant. The exercise price of the options must be at least 100% of the fair market value of the underlying common stock at the time of the grant.

     Set forth below is information relating to options granted under the Stock Option Plan to the named executive officer during the year ended June 30, 2002.


___________________________________________________________________________________________________________________
                                         OPTION GRANTS IN LAST FISCAL YEAR
____________________________________________________________________________________________________________________


                                                 Individual Grants
--------------------------------------------------------------------------------------------------------------------


                                                            Percent of Total
                                                          Options Granted to        Exercise or
               Name                  Options Granted     Employees in FY 2002       Base Price     Expiration Date
----------------------------------- -------------------- ------------------------ ----------------- ----------------

J. Bruce Whittaker                         ---                     N/A                  N/A               N/A
----------------------------------- -------------------- ------------------------ ----------------- ----------------



















     Set forth below is certain information concerning options outstanding to the named executive officer at June 30, 2002. No options were exercised during fiscal 2002.

________________________________________________________________________________

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES
________________________________________________________________________________



                                                                 Number of Unexercised      Value of Unexercised
                             Shares Acquired       Value               Options at          In-The-Money Options at
           Name               Upon Exercise       Realized          Fiscal Year-End             Year-End (1)
                                                                ------------------------- --------------------------

                                                                Exercisable/Unexercisable Exercisable/Unexercisable
                                                                          (#)                        ($)
---------------------------- ---------------- ----------------- ------------------------- --------------------------
                                ---               $---               7,200/10,800              $74,484/$111,726
J. Bruce Whittaker
---------------------------- ---------------- ----------------- ------------------------- --------------------------

(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that would be received upon exercise, assuming such exercise occurred on June 30, 2002, at which date the most recent sales price of the common stock as reported on the Nasdaq SmallCap Market was $18.22.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     All transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of its common stock and affiliates thereof, are on terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of independent non-employee directors of the Company not having any interest in the transaction.

_______________________________________________________________________________
               PROPOSAL 2--RATIFICATION OF APPOINTMENT OF AUDITORS
_______________________________________________________________________________

     The Board of Directors of the Company has approved the engagement of PricewaterhouseCoopers LLP, to be the Company's independent accountants for the 2003 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of PricewaterhouseCoopers LLP, for the Company's fiscal year ending June 30, 2003. A representative of PricewaterhouseCoopers LLP, is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he/she so desires.

     Set forth below is certain information concerning aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP during fiscal year 2002:


         Audit Fees                                           $66,800
         Financial Information Systems
           Design and Implementation Fees                     $  ---
         All Other Fees                                       $16,841


     The Audit Committee has considered whether the provision of non-audit services (which relate to tax preparation) is compatible with maintaining PricewaterhouseCoopers LLP's independence. The Audit Committee concluded that performing such services does not affect PricewaterhouseCoopers LLP's independence in performing its function as independent accountant of the Company.

     In order to ratify the selection of PricewaterhouseCoopers LLP as the independent accountants for the 2003 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of PricewaterhouseCoopers LLP, as independent accountants for the 2003 fiscal year.

________________________________________________________________________________
                              STOCKHOLDER PROPOSALS
________________________________________________________________________________

     In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 302 Main Street, Catskill, New York 12414, no later than May 24, 2003. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

________________________________________________________________________________
                                  OTHER MATTERS
________________________________________________________________________________

     The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Exchange Act.

________________________________________________________________________________
       ADVANCE NOTICE OF BUSINESS TO BE BROUGHT BEFORE AN ANNUAL MEETING
________________________________________________________________________________

     The Bylaws of the Company provide an advance notice procedure for certain business or nominations to the Board of Directors to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than five days prior to the date of the annual meeting. No other proposal shall be acted upon at the annual meeting. A stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least five days prior to the annual meeting, the proposal will be laid over for action at an adjourned, special or annual meeting taking pace 30 days or more thereafter.

     The date on which the next Annual Meeting of Stockholders is expected to be held is October 22, 2003. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2003 Annual Meeting of Stockholders must be made in writing and delivered to the Secretary of the Company no later than October 17, 2003.

________________________________________________________________________________
                                  MISCELLANEOUS
________________________________________________________________________________

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

     The Company's 2002 Annual Report to Stockholders has been mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 2002, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO BRUCE P. EGGER, CORPORATE SECRETARY, GREENE COUNTY BANCORP, INC., 302 MAIN STREET, CATSKILL, NEW YORK 12414, OR CALL AT 518-943-2600.


                                              BY ORDER OF THE BOARD OF DIRECTORS




                                                               /s/Bruce P. Egger
                                                             Corporate Secretary
Catskill, New York
September 20, 2002

                                 REVOCABLE PROXY

                           GREENE COUNTY BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                October 23, 2002

     The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Company's main office, located at 425 Main Street, Catskill, New York on October 23, 2002, at 5:30 p.m. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                        FOR                VOTE
                                                                        WITHHELD
                                                    (except as
                                                     marked to
                                                   the contrary
                                                      below)
1.   The election as directors of all
     nominees listed below, each to serve
     for a three-year term

     Dennis R. O'Grady
     Martin C. Smith

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

______________________________________


_______________________________________
                                                              VOTE
                                                    FOR      WITHHELD    ABSTAIN
                                                   _____     ________    _______

2.   The ratification of PricewaterhouseCoopers
LLP as the Company's independent accountants for the fiscal year ending June 30, 2003.


The Board of Directors recommends a vote "FOR" Proposal 1 and Proposal 2.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.



THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated September 20, 2002, and audited financial statements.


Dated: _________________________                         Check Box if You Plan
                                                       to Attend Annual Meeting


-------------------------------                       --------------------------
PRINT NAME OF STOCKHOLDER                             PRINT NAME OF STOCKHOLDER


-------------------------------                       --------------------------
SIGNATURE OF STOCKHOLDER                              SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.



______________________________________________________________________
           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
_______________________________________________________________________